UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 19, 2014

StemCells, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-19871	94-3078125
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7707 Gateway Blvd, Suite 140, Newark, California		94560
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	510.456.4000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On May 19, 2014, StemCells, Inc. (the "Company") issued a press release announcing the presentation of data from the Company's Phase I/II clinical study of its HuCNS-SC cells (purified human neural stem cells) in patients with spinal cord injury, which show significant gains in sensory function in two additional patients. The data was presented at the Annual Meeting of the American Spinal Injury Association in San Antonio, Texas. A copy of this press release is attached hereto as Exhibit 99.1.

On May 22, 2014, the Company issued a press release announcing the initiation of the final cohort in the Phase I/II clinical study of its HuCNS-SC cells in patients with geographic atrophy of age related macular degeneration. A copy of this press release is attached hereto as Exhibit 99.2.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1 Press release, dated May 19, 2014, announcing the presentation of an interim update on the Company's clinical study of HuCNS-SC cells in patients with spinal cord injury.

Exhibit 99.2 Press release, dated May 22, 2014, announcing the initiation of the final cohort of the Company's clinical study of HuCNS-SC cells in patients with geographic atrophy of age related macular degeneration.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

StemCells, Inc.

May 23, 2014	By:	/s/ Kenneth Stratton

Name: Kenneth Stratton
Title: General Counsel

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Exhibit Index

Exhibit No.	Description

99.1	Press Release, dated May 19, 2014
99.2	Press Release, dated May 22, 2014